UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

LYNX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 and 8.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, and Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EXHIBIT 10.52
EXHIBIT 99.1

Items 5.02 and 8.01.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, and Other Events.

     On November 19, 2004, Lynx Therapeutics, Inc. issued a press release announcing the resignation of Kevin P. Corcoran as president, chief executive officer and member of Lynx’s board of directors effective December 31, 2004. Mr. Corcoran resigned in order to pursue another business opportunity and will be succeeded as chief executive officer of Lynx by Mary L. Schramke, Ph.D. Dr. Schramke, age 49, joined Lynx in February 2003 as senior director of business development and was subsequently promoted to vice president of product development. From 2002 to February 2003, Dr. Schramke was a biotechnology business development consultant for InterPro Service, Inc., a private biotechnology company. From 1999 to 2002, Dr. Schramke was the vice president of business development at Hyseq Pharmaceuticals, Inc., a public biotechnology company. From 1998 to 1999, Dr. Schramke was the director of business development at Cellomics, Inc., a private biotechnology company.

     Dr. Schramke has entered into an employment agreement with Lynx, dated January 29, 2003, a copy of which is filed herewith as Exhibit 10.52 and is incorporated herein by reference. A copy of the press release, entitled “Lynx Names Mary L. Schramke Acting Chief Executive Officer,” is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

10.52	Employment Agreement, dated January 29, 2003, by and between Lynx Therapeutics, Inc. and Mary L. Schramke, Ph.D.

99.1	Press Release, dated November 19, 2004, entitled “Lynx Names Mary L. Schramke Acting Chief Executive Officer.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC.

Dated: November 22, 2004	By:	/s/ Kevin P. Corcoran

Name: Kevin P. Corcoran
Title: President and Chief Executive Officer

EXHIBITS

10.52	Employment Agreement, dated January 29, 2003, by and between Lynx Therapeutics, Inc. and Mary L. Schramke, Ph.D.

99.1	Press Release, dated November 19, 2004, entitled “Lynx Names Mary L. Schramke Acting Chief Executive Officer.”